Exhibit 99.1

Comera Life Sciences Announces $4.1 Million

Private Placement

WOBURN, Mass. August 1, 2023 — Comera Life Sciences Holdings, Inc. (Nasdaq: CMRA), a life sciences company developing a new generation of biologic medicines to improve patient access, safety, and convenience, today announced that it has executed a definitive agreement to complete a $4.1 million private placement of shares of its common stock, and accompanying warrants to purchase shares of its common stock, to existing stockholders at a purchase price of $0.51125 per share. The shares are accompanied by five-year warrants to purchase shares of common stock at an exercise price of $0.6135 per share, beginning six months and one day after issuance. On July 31, 2023, Comera sold and issued a total of 4,399,016 shares of its common stock and warrants to purchase an aggregate of 10,997,550 shares of its common stock in a first closing, resulting in gross proceeds of $2.25 million to Comera. Comera expects to sell and issue an additional 3,561,851 shares of its common stock and warrants to purchase an aggregate of 8,904,641 shares of its common stock in a second closing, resulting in additional gross proceeds of $1.82 million, conditioned upon receipt of stockholder approval under the applicable Nasdaq listing standards. Warrants issued in connection with the second closing will be immediately exercisable. Proceeds from the private placement are expected to be used for working capital and general corporate purposes.

“We appreciate the continued support and confidence of existing investors. This infusion of capital will support our efforts to leverage our SQore™ platform to transform the delivery of biologics from intravenous to subcutaneous form and achieve our mission of improving patient quality of life by offering treatments that support greater independence,” said Jeffrey Hackman, Chairman and Chief Executive Officer of Comera.

The securities sold in the private placement, including the shares of common stock underlying the warrants, are being sold in a transaction not involving a public offering, have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the closing, Comera and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Comera Life Sciences

Leading a compassionate new era in medicine, Comera Life Sciences is applying a deep knowledge of formulation science and technology to transform essential biologic medicines from intravenous (IV) to subcutaneous (SQ) forms. The goal of this approach is to provide patients with the freedom of self-injectable care, reduce institutional dependency and to put patients at the center of their treatment regimen.

To learn more about the Comera Life Sciences mission, as well as the proprietary SQore™ platform, visit https://comeralifesciences.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events (including statements related to the second closing of the private placement and the expected use of proceeds from the private placement) that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: the Company’s ability to maintain the listing of its securities on the Nasdaq Capital Market; the Company’s ability to obtain stockholder approval for the second closing of the private placement; the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate, variations in performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure; the Company’s ability to execute on its business plans, forecasts, and other expectations and identify and realize additional opportunities; the risk of economic downturns and the possibility of rapid change in the highly competitive industry in which the Company operates; the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize the Company’s products or services, or experience significant delays in doing so; the risk that we will be unable to continue to attract and retain third-party collaborators, including collaboration partners and licensors; the risk that the Company may never achieve or sustain profitability; the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that the Company experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk that the Company is unable to secure or protect its intellectual property; the risk that the Company is unable to secure regulatory approval for its product candidates; the effect of any resurgence of the COVID-19 pandemic or other public health emergencies on the Company’s business; general economic conditions; and other risks and uncertainties described in Item 1A of Part I of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 17, 2023 under “Risk Factors” and in other filings that have been made or will be made with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Comera assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Comera can give no assurance that it will achieve its expectations.

Contacts

Comera Investor

John Woolford

ICR Westwicke

John.Woolford@westwicke.com

Comera Press

Jon Yu

ICR Westwicke

ComeraPR@westwicke.com